UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2013

Prothena Corporation plc

(Exact name of registrant as specified in its charter)

Ireland

(State or other jurisdiction of incorporation)

001-35676	Not Applicable
(Commission File Number)	(IRS Employer Identification Number)

650 Gateway Boulevard

South San Francisco, California 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 837-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2013, Prothena Biosciences Inc (the “Company”), an indirect wholly-owned subsidiary of Prothena Corporation PLC (“Parent”), entered into an employment agreement with Dr. Dale Schenk, effective as of December 21, 2012, pursuant to which Dr. Schenk will serve as President and Chief Executive Officer of the Company. The agreement provides for at-will employment commencing on December 21, 2012 and continuing thereafter until terminated. Certain material terms of the agreement are as follows:

Base Salary. Dr. Schenk will receive an annual base salary of $450,000. The base salary will be reviewed by the Board of Directors of Parent (the “Board”) at least annually and may be adjusted from time to time.

2012 Bonus. The Company will pay to Dr. Schenk any prorated performance bonus Dr. Schenk earned from Elan Corporation PLC (“Elan”) based on Dr. Schenk’s and Elan’s corporate performance for 2012 in accordance with Elan’s bonus program, and Dr. Schenk will be eligible to earn a prorated performance bonus on substantially the same terms as Elan’s bonus program for the portion of 2012 Dr. Schenk was employed by the Company based upon Dr. Schenk’s performance for the Company and the Company’s corporate performance.

Annual Target Bonus. Commencing in 2013, Dr. Schenk will be eligible to receive an annual performance bonus, with 60% of his annual base salary being payable in the event the performance goals with respect thereto are achieved at target. The actual bonus amount payable shall be based on the achievement of performance goals to be mutually agreed upon by the Board and Dr. Schenk. The amount of any annual target bonus for which Dr. Schenk is eligible shall be reviewed by the Board from time to time.

Stock Option. Dr. Schenk will be granted an option to purchase 450,000 ordinary shares of Parent on January 29, 2013. The per share exercise price of the option shall be equal to the average per share closing price of Parent’s ordinary shares over the period commencing on January 17, 2013 and ending on January 29, 2013. The option shall vest and become exercisable with respect to 25% of the total number of shares subject to the option on January 29, 2014 and with respect to 1/48th of the total number of shares subject to the option on each monthly anniversary thereafter, in each case, subject to Dr. Schenk’s continuous service to the Company through the applicable vesting date.

Benefits. During the term of his employment, Dr. Schenk may participate in benefit plans and programs as the Company may from time to time offer to or provide to its employees and executives, pursuant to the terms and eligibility requirements of those plans, provided that Dr. Schenk will be credited with all years of service he had with Elan and its affiliates through December 20, 2012 with respect to each such plan.

General Severance Benefits. Upon a termination of Dr. Schenk’s employment for any reason, Dr. Schenk (or his estate) will be entitled to receive: (i) any portion of his annual base salary and annual target bonus earned but not paid through the date of termination, (ii) any unreimbursed business expenses, (iii) any accrued but unused vacation and/or floating holidays, and (iv) any amount arising from Dr. Schenk’s participation in, or benefits under, any employee benefit plans, programs or arrangements.

Severance Payments Not In Connection With a Change in Control. In the event of Dr. Schenk’s termination of employment by the Company without Cause (as defined in the employment agreement), by Dr. Schenk for Good Reason (as defined in the employment agreement) or because of Dr. Schenk’s death or disability, in each case, that occurs outside of the 12 month period commencing on the consummation of a Change in Control (as defined in the employment agreement) in addition to the general severance benefits described above, the Company will (i) pay in a lump sum cash payment an amount equal to 150% of Dr. Schenk’s annual base salary as of the date of termination; (ii) pay 100% of the annual target bonus in a lump sum cash payment; (iii) accelerate each outstanding equity award (including the option described above) held by Dr. Schenk with respect to that number of shares that would have vested had Dr. Schenk continued employment for the 18 month period immediately following the date of termination; (iv) if Dr. Schenk elects to receive continued healthcare coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company will directly pay, or reimburse him for, the portion of the COBRA premiums for Dr. Schenk and his covered dependents that exceeds the amount of such premium an active employee would be required to pay during the period commencing on his termination of employment and ending upon the earliest of (X) the 18 month anniversary of the date of termination, (Y) the date that Dr. Schenk and/or his covered dependents, as applicable, become no longer eligible for COBRA or (Z) the date Dr. Schenk becomes eligible to receive healthcare coverage from a subsequent employer; and (v) if Dr. Schenk commences a career transition assistance program sponsored or arranged for by the Company within 60 days following the date of termination, the Company will pay for such program for a period of 12 months.

Severance Payments In Connection With a Change in Control. In the event of Dr. Schenk’s termination of employment by the Company without Cause, by Dr. Schenk for Good Reason or because of Dr. Schenk’s death or disability, in each case, that occurs within the 12 month period commencing on the consummation of a Change in Control in addition to the general severance benefits described above, the Company will (i) pay in a lump sum cash payment an amount equal to 250% of Dr. Schenk’s annual base salary as of the date of termination; (ii) pay 250% of the annual target bonus in a lump sum cash payment; (iii) accelerate each outstanding equity award (including the option described above) held by Dr. Schenk with respect to 100% of the then unvested shares subject to such equity awards; (iv) if Dr. Schenk elects to receive continued healthcare coverage pursuant to COBRA, the Company will directly pay, or reimburse him for, the portion of the COBRA premiums for Dr. Schenk and his covered dependents that exceeds the amount of such premium an active employee would be required to pay during the period commencing on his termination of employment and ending upon the earliest of (a) the 18 month anniversary of the date of termination and (b) the date Dr. Schenk, his covered dependents, if any, and his spouse or domestic partner, if any, become eligible for healthcare coverage under another employer’s plan(s); and (v) if Dr. Schenk commences a career transition assistance program sponsored or arranged for by the Company within 60 days following the date of termination, the Company will pay for such program for a period of 12 months.

The preceding description of Dr. Schenk’s employment agreement is intended only as a summary and is qualified in its entirety by reference to the full terms of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated January 22, 2013, between Prothena Biosciences Inc and Dale Schenk

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2013	PROTHENA CORPORATION PLC

	By:	/s/ Dale B. Schenk
	Name:	Dale B. Schenk
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated January 22, 2013, between Prothena Biosciences Inc and Dale Schenk